Exhibit 99.2

DIGITAL REALTY TRUST, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF DIGITAL REALTY TRUST, INC.

The undersigned stockholder of Digital Realty Trust, Inc. a Maryland corporation (“DLR”), hereby appoints                     ,                      and                     , or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of the Stockholders of DLR to be held at Four Embarcadero Center, Suite 3200, San Francisco, California 94111, on                     , 2020, at 10:30 a.m., local time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the proposals as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any postponement or adjournment thereof.

1.

Approval of the issuance of shares of DLR common stock to be paid by Digital Intrepid Holding B.V. (formerly known as DN 39J 7A B.V.), a private limited liability company organized under the laws of the Netherlands and an indirect subsidiary of DLR (“Buyer”), to the stockholders of InterXion Holding N.V., a public limited liability company organized under the laws of the Netherlands (“INXN”), in connection with the transactions (including the offer, post-offer reorganization and settlement of INXN equity-based awards) contemplated by the purchase agreement, dated as of October 29, 2019, as it may be amended from time to time, by and among DLR, INXN and Buyer (the “Purchase Agreement”).

[     ] FOR

[     ] AGAINST

[     ] ABSTAIN

2.

Approval of one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the Purchase Agreement.

[     ] FOR

[     ] AGAINST

[     ] ABSTAIN

3.	To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any postponement or adjournment thereof in the discretion of the Proxy holder.

Please sign exactly as name appears on the records of DLR and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s).

Signature
Signature, if held jointly Dated: , 2020